SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



      Pursuant  to  Section 13 or 15(d)  of  the  Securities
Exchange Act of 1934



     Date of Report (Date of earliest event reported) October 12, 2001


         MONMOUTH REAL ESTATE INVESTMENT CORPORATION
    (Exact name of Registrant as specified in its charter)



       Delaware                     0-4258             22-1897375
 (State or other jurisdiction    (Commission         (IRS Employer
   of incorporation              File Number)   Identification Number)



       3499 Route 9N, Suite 3C, Freehold, NJ  07728
       (Address of principal executive offices)



Registrant's telephone number, including area code    (732) 577-9996



     (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

     On October 12, 2001, Monmouth Real Estate Investment Corporation (Registrant) purchased a 184,800 square foot warehouse facility in Granite City, Illinois from Meridian Granite City, LLC, an unrelated entity. This warehouse facility is 100% net leased to Anheuser-Busch, Inc. The purchase price was approximately $12,400,000. Monmouth Real Estate Investment Corporation paid approximately $100,000 in cash, borrowed approximately $1,000,000 against its security portfolio with Prudential Securities, used approximately $1,800,000 of its revolving line of credit with Fleet Bank and obtained a mortgage of approximately $9,500,000. This mortgage payable is at an interest rate of 7.11% and is due November 1, 2016. The property acquired is commercial rental property and will continue to be used as such.

    The following are the material factors to be considered in assessing the property:

    * Description of Property - The property acquired is a 184,800 square foot warehouse facility located at 6 Konzen Court, Granite City, Illinois.

    * Occupancy Rate and Number of Tenants - The commercial rental property acquired was constructed in 2001. Commencing June 1, 2001, the property was 100% occupied under a 10-year net lease agreement with Anheuser-Busch, Inc. This net lease agreement provides that operating
expenses, including property   taxes,   insurance,  landscaping,  utilities
and repairs in the ordinary  course  of business, be  borne  by the tenant.

    *    Principal   Business of Tenant -  Anheuser-Busch, Inc.  uses   this
property  as a  distribution  facility.   Registrant  believes  that
Anheuser-Busch, Inc. will continue to use this property as such.

    * Principal Provisions of Lease - The following are the principal provisions of the lease:

               Term                                Monthly Rent

              6/1/01-5/31/01                       $ 95,589

    At the end of the lease term, the tenant has two (5) year options. Base rent during the first option term shall be $100,408 per month. Base rent during the second option term shall be $105,490 per month.

   The Seller assigned the lease to Registrant.

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    *   Basis of Acquired Property for Depreciation - The basis for
depreciation is the purchase price of the property.   Approximately
$12,100,000  of the purchase price is attributable    to   building
and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

    * Anticipated Capital Improvements - The Registrant does not anticipate any significant capital improvements during the term of the lease described above.

    * Insurance Coverage - Insurance on the property is paid for by the tenant. In the opinion of the Registrant, this coverage is adequate.

    Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

    The following is pro forma financial information. The impact of the property acquired to the financial statements of the Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

     Rental and Occupancy Charges - Increase of $1,147,000 based upon amortization of the total rental payments for scheduled rent over the remaining lease term.

     Interest Expense - Increase of $817,000 based upon a mortgage of $9,500,000 at 7.11% interest and total monthly principal and interest payments of $85,974, a margin line increase of $1,000,000 currently at 5.375% and a revolving line of credit balance increase of $1,800,000 at prime (currently 5.5%).

     Depreciation Expense - Increase of $310,000 based upon $12,100,000 of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

     Net   Income - Increase  of  $20,000  (rental  and occupancy charges less interest expense and depreciation expense).

      The   effect   of  cash  made available by  operations will  be
an increase of $330,000 (net income plus depreciation).

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     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

     Cash   and  Cash Equivalents - Decrease of $100,000, the amount of cash used for the purchase.

     Land and Buildings, Improvements and Equipment - Increase of $12,400,000, based on the purchase price.

     Notes   Payable -  Increase of  $2,800,000, the total amount used
on the margin line and the revolving line of credit.

     Mortgage Notes Payable - Increase of $9,500,000, the amount of the mortgage on the acquired property.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.

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                         SIGNATURES


       Pursuant   to  the  requirements  of  the  Securities Exchange
Act of  1934, the   Registrant  has duly caused this report to be signed
on its behalf by the undersigned hereunto duly authorized.



                           MONMOUTH REAL ESTATE INVESTMENT CORPORATION






                              /s/  ANNA T. CHEW
                                   Controller



     Date       October 17, 2001

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